UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 8, 2008, The Advisory Board Company (the "Company") issued a press release regarding its financial results for the fiscal quarter and fiscal year-ended March 31, 2008. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Robert W. Musslewhite as Chief Executive Officer:

On April 30, 2008, the Board of Directors of the Company elected Robert W. Musslewhite, currently an Executive Vice President, to become Chief Executive Officer of the Company, effective September 1, 2008. The Company announced Mr. Musslewhite’s election as Chief Executive Officer on May 8, 2008.

Mr. Musslewhite, 38, joined the Company in 2003. Mr. Musslewhite served as Executive Director, Strategic Planning and New Product Development prior to being promoted to Executive Vice President in January 2007. From 1997 to 2003, Mr. Musslewhite was employed at McKinsey & Company, where as an Associate Principal he served a range of clients across the consumer products and other industries, and was a leader in the firm’s marketing practice. Mr. Musslewhite has an A.B. degree in Economics from Princeton University and a J.D. from Harvard Law School.

As the Company’s Chief Executive Officer, Mr. Musslewhite will receive an initial annual salary of $500,000. He will be eligible to participate in the Company’s performance incentive bonus plan with an initial target bonus of $225,000. Mr. Musslewhite will also be entitled to receive awards under the Company’s stock incentive plans at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. As part of Mr. Musslewhite’s promotion, he will receive in May 2008 or on or about such other date as equity incentive awards are made to executive officers of the Company (and in lieu of any other 2008 annual equity incentive award), stock options with a date of grant value of $1.2 million, as determined using the Company’s option pricing model (Black Scholes) (the "Initial Option Award"), and restricted stock units with a date of grant value of $300,000 (the "Initial RSU Award"). The Initial Option Award will vest in four equal annual installments commencing on the first anniversary of the grant date. The Initial RSU Award will vest in full on the fourth anniversary of the grant date.

The Company will enter into an employment agreement with Mr. Musslewhite reflecting the foregoing and other terms as agreed by the parties. The employment agreement will have a four-year term that commences on September 1, 2008 and that will renew automatically on an annual basis unless the Company or Mr. Musslewhite provides at least one year’s notice of nonrenewal. It is expected that the employment agreement will provide a severance benefit for a termination without cause or by Mr. Musslewhite for good reason of two times base salary plus continuation of medical insurance benefits for 18 months, plus accelerated vesting of the portion of the Initial Option Award, the Initial RSU Award and any subsequent equity incentive award (collectively, "Subsequent Awards") that would have vested within 12 months of the date of termination (unless the Board determines in its sole discretion to accelerate vesting of any additional portions of equity incentive awards), provided that Subsequent Awards that have "cliff vesting" (i.e., other than pro rata annual vesting) will vest pro rata based on the total vesting period of such Subsequent Award and the period commencing on the grant date and ending on the first anniversary of the date of termination. It is expected that the employment agreement will provide a similar severance benefit for termination without cause or by the Executive for good reason in a change of control context, except that all Subsequent Awards will become fully vested.

Election of David L. Felsenthal as President:

On April 30, 2008, the Board of Directors of the Company elected David L. Felsenthal, currently Chief Operating Officer, to become President of the Company, effective September 1, 2008, at which time he will cease to serve as Chief Operating Officer. The Company announced Mr. Felsenthal’s election as President on May 8, 2008.

Mr. Felsenthal, 37, first joined the Company in 1992 and was named Chief Operating Officer in January 2007. Prior to that, Mr. Felsenthal had been an Executive Vice President since February 2006, and was Chief Financial Officer, Secretary, and Treasurer from April 2001 through February 2006. From September 1999 to March 2001, Mr. Felsenthal was Vice President of an affiliated company, eHospital NewCo Inc., focused on developing and delivering health care content to patients and providers via the Internet. From 1997 to 1999, Mr. Felsenthal worked as Director of Business Development and Special Assistant to the Chief Executive Officer/Chief Financial Officer of Vivra Specialty Partners, a private health care services and technology firm. From 1992 through 1995, Mr. Felsenthal held various positions with the Company in research and new product development. Mr. Felsenthal received an A.B. degree from Princeton University and an M.B.A. from Stanford University.

As the Company’s President, Mr. Felsenthal will receive an initial annual salary of $425,000. He will be eligible to participate in the Company’s performance incentive bonus plan with an initial target bonus of $200,000. Mr. Felsenthal will also be entitled to receive awards under the Company’s stock incentive plans at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. As part of Mr. Felsenthal’s promotion, he will receive in May 2008 or on or about such other date as equity incentive awards are made to executive officers of the Company (and in lieu of any other 2008 annual equity incentive award), stock options with a date of grant value of $700,000, as determined using the Company’s option pricing model (Black Scholes) (the "Initial Option Award"), and restricted stock units with a date of grant value of $300,000 (the "Initial RSU Award"). The Initial Option Award and the Initial RSU Award will vest in four equal annual installments commencing on the first anniversary of the grant date.

The Company will enter into an employment agreement with Mr. Felsenthal reflecting the foregoing and other terms as agreed by the parties that will supersede the October 2001 letter agreement between the Company and Mr. Felsenthal in its entirety. Mr. Felsenthal’s new employment agreement will have a four-year term that commences on September 1, 2008 and that will renew automatically on an annual basis unless the Company or Mr. Felsenthal provides at least one year’s notice of nonrenewal. It is expected that the employment agreement will provide a severance benefit for a termination without cause or by Mr. Felsenthal for good reason of two times base salary plus continuation of medical insurance benefits for 18 months, plus accelerated vesting of all equity incentive awards. It is expected that the employment agreement will provide a similar severance benefit for termination without cause or by the Executive for good reason in a change of control context. Notice of nonrenewal by the Company will constitute termination without cause, effective as of the last day of the term of the employment agreement.

Election of Frank J. Williams as Executive Chairman:

On April 30, 2008, the Board of Directors of the Company elected Frank J. Williams, currently Chairman and Chief Executive Officer, to become Executive Chairman of the Company, effective September 1, 2008, at which time he will cease to serve as Chief Executive Officer. The Company announced Mr. Williams’ election as Executive Chairman on May 8, 2008.

Mr. Williams, 41, joined the Company in September 2000 as an Executive Vice President and has been the Company’s Chief Executive Officer and a director since June 2001. In November 2004, Mr. Williams began serving as Chairman of the Board of Directors. From June 2000 through January 2001, Mr. Williams was also the President of an affiliated company, eHospital NewCo Inc., focused on developing and delivering health care content to patients and providers via the Internet. From 1999 through May 2000, Mr. Williams served as the President of MedAmerica OnCall, a provider of outsourced services to physician organizations, hospitals, and managed care entities. Mr. Williams also served as a Vice President of Vivra Incorporated and as the General Manager of Vivra Orthopedics, an operational division of Vivra Specialty Partners, a private health care services and technology firm. Earlier in his career, Mr. Williams was employed by Bain & Company. Mr. Williams serves on the board of Market Force Information Inc., a privately held market research firm. Mr. Williams received a B.A. from University of California, Berkeley, and an M.B.A. from Harvard Business School.

As the Company’s Executive Chairman, Mr. Williams will receive an initial annual salary of $400,000. He will be eligible to participate in the Company’s performance incentive bonus plan with an initial target bonus of $350,000. Mr. Williams will also be entitled to receive awards under the Company’s stock incentive plans at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. As part of Mr. Williams’ promotion, he will receive in May 2008 or on or about such other date as equity incentive awards are made to executive officers of the Company (and in lieu of any other 2008 annual equity incentive award), restricted stock units with a date of grant value of $1.2 million (the "Initial RSU Award"). Forty percent of the Initial RSU Award will vest in two annual installments commencing on the first anniversary of the grant date based on the achievement of performance objectives established by the Compensation Committee in accordance with the terms of the Company’s stock incentive plans, with 60% of the Initial RSU Award vesting in two equal annual installments commencing on the first anniversary of the grant date.

The Company will enter into an employment agreement with Mr. Williams reflecting the foregoing and other terms as agreed by the parties that will amend the Employment Agreement dated October 25, 2001 between the Company and Mr. Williams. The amended employment agreement will provide for an initial two-year term as Executive Chairman that commences on September 1, 2008. The terms for the second year of Mr. Williams’ term as Executive Chairman, which terms will be evaluated by the Company and Mr. Williams on or about September 1, 2009, will initially call for an annual base salary of $300,000, a target bonus of $275,000, and an award of restricted stock units with a date of grant value of $500,000 (the "Second RSU Award"). Forty percent of the Second RSU Award will vest on the first anniversary of the grant dated based on the achievement of performance objectives established by the Compensation Committee in accordance with the terms of the Company’s stock incentive plans, with 60% of the Second RSU Award vesting on the first anniversary of the grant date. It is expected that the amended employment agreement will provide a severance benefit for a termination without cause or by Mr. Williams for good reason of 1.5 times base salary plus continuation of medical insurance benefits for 18 months. It is expected that the employment agreement will provide a similar severance benefit for termination without cause or by the Executive for good reason in a change of control context.

Election of Mr. Musslewhite as a Member of the Board of Directors of the Company:

On April 30, 2008, the Board of Directors of the Company elected Mr. Musslewhite as a member of the Board of Directors, effective May 8, 2008, to fill a newly-created vacancy. Mr. Musslewhite has not been appointed to serve on any standing committees of the Board. Because Mr. Musslewhite also will serve as an executive of the Company, he will not receive any additional compensation for his service as a director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

99.1 Press release issued May 8, 2008 by The Advisory Board Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

May 8, 2008	By:	/s/ Michael T. Kirshbaum

Name: Michael T. Kirshbaum
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued May 8, 2008 by The Advisory Board Company